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                                                                     EX. - 11(a)

                            CLARION INVESTMENT TRUST

                               CODE OF ETHICS FOR

                PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

I.   Covered Officers, Purpose of the Code.

     This Code of Ethics (the "Code") for the Clarion Investment Trust and all other funds in the investment company complex (collectively, "Funds" and each, a "Fund") applies to each Fund's Principal Executive Officer and Principal Financial Officer ("Covered Officers" each of whom are set forth in Exhibit A) for the purpose of promoting:

     . honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

     . full, fair, accurate, timely and understandable disclosure in reports and documents that a company files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

     . compliance with applicable laws and governmental rules and regulations;

     . prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

     .    accountability for adherence to the Code.

     Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. Any question about the application of the Code should be referred to the Chair of the relevant Fund's Audit Committee (the "Audit Committee") of its Board of Directors/Trustees, whose contact information can be found on Appendix A.

II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview. A "conflict of interest" occurs when a Covered Officer's private interest interferes, or appears to interfere, with the interests of, or his service to, a Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund. Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of

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interest provisions in the Investment Company Act of 1940 ("Investment Company
Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" (as defined in the Investment Company Act) of the Fund. The Fund's and its investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code, unless or until the Chair of the Audit Committee determines any violations of such programs and procedures is also a violation of this Code.

     Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between a Fund and its investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Fund and its investment adviser. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds' Boards of Directors/Trustees ("Boards") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

     Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of a Fund./1/

     Some examples of conflicts of interest follow (this is not an all-inclusive list): being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member who is an employee of a Fund service provider or is otherwise associated with a Fund; or having an other than de minimis ownership interest in, or having any consulting or employment relationship with, any Fund service provider other than ING Clarion Capital, LLC ("ING Clarion Capital") or its affiliates.

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/1/  Conflicts of interest may arise as a result of family relationships.
     Accordingly, each Covered Officer should consider such potential conflicts and, if appropriate, familiarize his or her immediate family members with the Covered Officer's relevant obligations under this Code.

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     Covered Officers should avoid actual conflicts of interest, and appearances of conflicts of interest, between the Covered Officer's duties to a Fund and his or her personal interests beyond those contemplated or anticipated by applicable regulatory schemes. If a Covered Officer suspects or knows of a conflict or an appearance of one, the Covered Officer must immediately report the matter to the Chair of the Audit Committee.

III. Disclosure and Compliance

     . Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Funds;

     . each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's Directors/Trustees and auditors, and to governmental regulators and self-regulatory organizations;

     . each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and their advisers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

     . it is the responsibility of each Covered Officer to use reasonable efforts to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.  Reporting and Accountability

     Each Covered Officer must:

     . upon adoption of the Code (thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Boards that he has received, read and understands the Code;

     . annually thereafter affirm to the Boards that he has complied with the requirements of the Code;

     . not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

     . notify the Chair of the Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

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     The Chair of the Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any explicit or implicit waivers/2/ sought by a Covered Officer must be considered by the Audit Committee of the relevant Fund as described below.

     The Funds will follow these procedures in investigating and enforcing this
Code:

     . The Chair of the Audit Committee will take appropriate action to investigate any potential violations reported to him;

     . if, after such investigation, the Chair of the Audit Committee believes that no violation has occurred, he is not required to take any further action;

     . any matter that the Chair of the Audit Committee believes is a violation will be reported to the full Audit Committee of the relevant Fund;

     . if the Audit Committee concurs that a violation has occurred, they will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer as an officer of the Fund;

     . the Audit Committee of the relevant Fund will be responsible for granting waivers, as appropriate; and

     . any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

     With respect to any obligations or responsibilities described herein as those the Chair of the Audit Committee or of the full Audit Committee, the Chair or Committee (as the case may be) - at the expense of the relevant Fund - may consult with Fund counsel, counsel deemed to be independent of ING Clarion Capital, Fund auditors or such other counsel, auditors, consultants or experts as the Chair or Committee (as the case may be) deems necessary or appropriate in furtherance of such obligations or responsibilities.

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/2/  Item 2 of Form N-CSR defines "waiver" as "the approval by the registrant of a material departure form a provision of the code of ethics" and "implicit waiver" as "the registrant's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer" of the registrant.

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V.   Other Policies and Procedures

     This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds' investment adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code, unless any provision of this Code conflicts with any applicable federal or state law, in which case the requirements of such law will govern. The Funds' and their investment advisers' and principal underwriters' codes of ethics under 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.  Amendments

     Any amendments to this Code, other than amendments to Appendix A must be approved or ratified by a majority vote of the Board, including a majority of Independent Directors/Trustees.

VII. Confidentiality

     All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Independent Directors/Trustees and any counsel, auditors, consultants or other experts retained by them, the Funds and their counsel and ING Clarion Capital and its counsel.

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                                   Appendix A

COVERED OFFICERS

     Principal Executive Officer - Daniel Heflin

     Principal Financial Officer - Yuriy Zubatyy

AUDIT COMMITTEE CHAIR

     I. Trevor Rozowsky
     3801 PGA Blvd.
     Palm Beach Gardens, FL 33410
     (561) 630-2166
     Trevor@virtualbank.com